UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 13, 2006
XCORPOREAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31608 (Commission File Number)	98-0349685 (IRS Employer Identification No.)
2450 Colorado Avenue, Suite 400E
Santa Monica, California 90404
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 586-7786
11640 96A Avenue
Surrey, B.C., Canada V3V 2A1
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement.
Merger Agreement
     On October 13, 2006, Xcorporeal, Inc., a Nevada corporation, entered into an Agreement and Plan of Merger with its wholly owned subsidiary, Xcorporeal Merger Corporation, a Delaware corporation, for the purpose of changing the registrant’s domicile from Nevada to Delaware. The material terms of the merger agreement are described in Item 3.03 below.
Incentive Compensation Plan
     On October 13, 2006, after the effectiveness of the Nevada reincorporation, the registrant’s Board of Directors and its stockholders unanimously approved the Xcorporeal, Inc. 2006 Incentive Compensation Plan and the related form of option agreement. The plan authorizes the grant of stock options, restricted stock, restricted stock units and stock appreciation rights. There are 2,000,000 shares of common stock reserved for issuance pursuant to the plan (subject to adjustment in accordance with the provisions of the plan. The purpose of the plan is to assist the registrant in attracting, motivating, retaining and rewarding high-quality employees, officers, directors and consultants by enabling them to acquire or increase a proprietary interest in the company in order to strengthen the mutuality of interests with company stockholders, and providing annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The plan commenced on October 13, 2006 and shall continue in effect for a term of up to ten years.
     Pursuant to its terms, the plan is administered by the plan administrator, defined as the Board of Directors, its Compensation Committee, or a committee designated by the Board to administer the plan. The administrator has the authority, in its discretion, to select the participants to whom such awards may be granted, and to determine the terms and conditions of any award. The maximum number of shares of options, stock appreciation rights, and awards that may be granted to a participant during a calendar year is 2,000,000 shares. In addition, in any calendar year, an eligible person may not be granted performance awards (other than options or stock appreciation rights) under which more than $10,000,000 could be received by the participant.
ITEM 3.03 Material Modifications To Rights Of Security Holders.
Delaware Reincorporation
     On October 13, 2006, Xcorporeal, Inc., a Nevada corporation (“Xcorporeal Nevada”), consummated a merger with and into its newly-formed, wholly-owned subsidiary, Xcorporeal Merger Corporation, a Delaware corporation (“Xcorporeal Delaware”) for the purpose of changing the registrant’s domicile from Nevada to Delaware. The reincorporation was approved by all of the stockholders of Xcorporeal Nevada. As provided by the Agreement and Plan of Merger, at the effective time of the reincorporation, Xcorporeal Delaware changed its name to Xcorporeal, Inc., and each outstanding share of Xcorporeal Nevada common stock, par value $0.001 per share, was automatically converted into one share of Xcorporeal Delaware common stock, par value $0.0001 per share. Each stock certificate representing issued and outstanding shares of Xcorporeal Nevada common stock continues to represent the same number of shares of Xcorporeal Delaware common stock. The substance of each stockholder’s ownership interest will not materially change as a result of the reincorporation.
     As a result of the reincorporation, the registrant is now a Delaware corporation. The constituent instruments defining the rights of holders of the registrant’s common stock will now be governed by the Certificate of Incorporation and Bylaws of Xcorporeal Delaware. In addition, Delaware corporate law will now be applicable in the determination of the rights of stockholders.
     The Certificate of Incorporation of Xcorporeal Delaware authorizes the issuance of 10,000,000 shares of “blank check” preferred stock, which provides the Board with the authority, without further action by the stockholders, to establish one or more series of preferred stock and determine, with respect to any series of preferred stock, the terms and rights of that series, including: (i) the designation of the series; (ii) the number of shares of the series, which the board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding; (iii) the voting powers, if any, of the shares of the series; and (iv) the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of the series. In contrast, under the Articles of Incorporation of Xcorporeal Nevada, the company would have needed to amend the Articles of Incorporation to authorize the issuance of each series of preferred stock.
     Delaware law permits a Delaware corporation to include in its certificate of incorporation a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director. However, no such provision may eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (iv) for any transaction from which the director derived an improper personal benefit. The Xcorporeal Delaware Certificate of Incorporation also includes such a provision.
     Under Delaware law, a special meeting of stockholders may be called by the corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws. The Xcorporeal Delaware Certificate of Incorporation and Bylaws provide that a special meeting may only be called by the Chairman of the board of directors, the Chief Executive Officer, the President or the Secretary, and special meetings of our stockholders may not be called by any other person. The Xcorporeal Nevada Articles of Incorporation and Bylaws had provided that a special meeting may be called by the President, any other executive officer, the Board of Directors, or by the holders of not less than 10% of all shares entitled to vote at the meeting.
ITEM 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.
     Effective October 13, 2006, Peter Sotola resigned as our President, Treasurer, and Secretary. On October 13, 2006, our Board of Directors appointed Daniel S. Goldberger as our new President, Chief Operating Officer, and Secretary. In addition, Mr. Goldberger was appointed to our Board of Directors to fill a vacancy created by the resignation of our former director, Peter Sotola, whose resignation from the Board was previously reported on our Form 8-K filed on September 1, 2006.
Daniel S. Goldberger
     On October 13, 2006, Daniel S. Goldberger was appointed as our President, Chief Operating Officer, Secretary, and a member of our board of directors. Mr. Goldberger has been the Chief Executive Officer of Glucon Inc., a privately held glucose monitoring business since 2004. From 2001 to 2004, Mr. Goldberger served as President and as a Director of the Medical Group of OSI Systems, Inc. (NASDAQ: OSIS), which included the Spacelabs, Dolphin, Osteometer product lines with combined revenue approaching $250 million. Mr. Goldberger was also the co-founder of Optiscan Biomedical Corporation, where he served as Director from 1994 to 2001 and also served as its Vice President from 1994 to 1998 and then as its President from 1998 to 2001. Mr. Goldberger has over 25 years of management experience with large and small medical device companies, including Nellcor and Square One Technology. He received his B.S.M.E. from Massachusetts Institute of Technology in 1979 and his M.S.M.E. from Stanford University in 1983.
     In connection with Mr. Goldberger’s appointment as our President and Chief Operating Officer, he entered into an Employment Agreement with us effective October 13, 2006. The agreement provides for an initial term of four years. Mr. Goldberger’s salary will initially be $10,000 per month, increasing to $275,000 per year commencing 30 days after our company receives debt or equity financing in the amount of at least $10 million. He is eligible to receive discretionary bonuses on an annual basis targeted at 50% of his annual salary. Mr. Goldberger was also granted options to purchase 400,000 shares of our common stock. He is eligible to receive reimbursement of reasonable and customary relocation expenses as well as health, medical, dental insurance coverage and insurance for accidental death and disability. In the event that Mr. Goldberger is terminated by us without good cause or if he resigns for good reason, as such terms as are defined in the agreement, we will be obligated to pay him in a lump sum an amount equal to one year’s salary plus 100% of the targeted bonus.

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Victor Gura, M.D.
     Effective October 13, 2006, our Board of Directors appointed Victor Gura, M.D. to our Board of Directors to fill a vacancy. Dr. Gura has been the Chief Scientific Officer of National Quality Care, Inc. since 2005. He was formerly its Chairman of the Board, President and Chief Executive Officer. Dr. Gura is a medical doctor who is board certified in internal medicine/nephrology. He is a director and principal shareholder of Medipace Medical Group, Inc., a medical group in Los Angeles, California, since 1980. Dr. Gura has been an attending physician at Cedars-Sinai Medical Center since 1984 and the medical director of Los Angeles Community Dialysis since 1985. Dr. Gura also serves as a Clinical Assistant Professor at UCLA School of Medicine. Dr. Gura graduated from the School of Medicine, Buenos Aires University in 1966, completed his residency in internal medicine and nephrology in Israel, and was a fellow at the nephrology departments at Tel Aviv University Medical School and USC Medical Center.
     Dr. Gura has entered into our standard form of director Indemnification Agreement.
     There are no family relationships between either of Mr. Goldberger or Dr. Gura and any of our other directors or executive officers. Neither Mr. Goldberger nor Dr. Gura has had a material interest in any of our transactions.
ITEM 5.03 Amendments To Articles Of Incorporation Or Bylaws.
     As a result of our Delaware reincorporation, we have adopted the Certificate of Incorporation and Bylaws of Xcorporeal Delaware. See Item 3.03 above for a discussion of the material changes to provisions in our charter and bylaws.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report t signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2006	XCORPOREAL, INC.
	By:	/s/ Daniel S. Goldberger
Daniel S. Goldberger
President, Chief Operating Officer, and Secretary

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